Exhibit 99.1

Magnachip Reports Results for Fourth Quarter and Year 2020

•

Fourth quarter revenue of $142.9 million was up 14.5% sequentially and up 15.9% year-over-year (YoY). It surpassed the midpoint of October guidance by $10.9 million; Full-year revenue of $507.1 million decreased 2.6% YoY due mainly to the exit from the non-automotive LCD business.

•

Fourth quarter OLED DDIC revenue of $80.4 million set a new quarterly record, representing a 19.0% sequential increase and a 19.4% increase YoY; Full-year OLED revenue of $284.6 million increased 6.5% YoY.

•

Gross profit margin for the fourth quarter was 26.9%, up 400 bps sequentially and up 220 bps YoY; Full-year gross profit margin of 25.3% was an increase of 290 bps YoY due mainly to product mix improvement.

•	GAAP diluted earnings per share (EPS) for the fourth quarter was $1.45; Full-year GAAP EPS was $7.54.

•	Non-GAAP diluted EPS from continuing operations was 40 cents; Full-year non-GAAP EPS from continuing operations was 73 cents.

•	Cash use of $227.4 million to fully redeem the 6.625% Senior Notes due 2021; Stockholder’s equity turned positive to reach $345.6 million at the end of 2020 versus negative $15 million in 2019.

SEOUL, South Korea, February 17, 2021 — Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the fourth quarter and full-year 2020.

Commenting on the results for the fourth quarter of 2020, YJ Kim, Magnachip’s chief executive officer stated, “Magnachip’s Q4 results exceeded our expectations, capping off one of the most challenging years for any of us. Our Q4 results demonstrated counter-seasonal strength with a 14.5% sequential revenue growth and GAAP operating income margin of 6.4%, and Non-GAAP adjusted operating income margin of 10.7% driven by a strong ramp-up in 5G as well as effective cost management.”

Commenting on the full-year, YJ stated, “2020 was an exceptional year for Magnachip, despite the challenges presented by the pandemic. We entered MX 3.0, the exciting new chapter of growth, with a sharpened focus as a pure-play standard products company, renewed energy, and a clear mission of empowering our customers. Under MX 3.0, we set long-term financial targets that we would like to achieve by 2023. While we recognize the path will not always be a straight line, the exciting opportunities ahead of us only reinforce our confidence in our growth outlook. I am proud of and thankful for our amazing group of dedicated employees who continued to deliver extraordinary results in 2020.”

Q4 and 2020 Financial Highlights

	In thousands of US dollars, except share data
	GAAP
	Q4 2020	Q3 2020	Q/Q change			Q4 2019	Y/Y change
Revenues
Standard Products Business
Display Solutions	82,705	69,583	up	18.9%		75,490	up	9.6%
Power Solutions	46,861	46,679	up	0.4%		37,814	up	23.9%
Transitional Fab 3 foundry services(1)	13,379	8,551	up	56.5%		10,048	up	33.2%
Gross Profit Margin	26.9%	22.9%	up	4.0	%pts	24.7%	up	2.2	%pts
Operating Income	9,206	3,223	up	185.6%		5,691	up	61.8%
Net Income (2)	66,581	272,962	down	75.6%		23,426	up	184.2%
Basic Earnings per Common Share	1.87	7.74	down	75.8%		0.68	up	175.0%
Diluted Earnings per Common Share	1.45	5.89	down	75.4%		0.54	up	168.5%

	In thousands of US dollars, except share data
	Non-GAAP(3)
	Q4 2020	Q3 2020	Q/Q change			Q4 2019	Y/Y change
Adjusted Operating Income	15,355	8,823	up	74.0%		10,136	up	51.5%
Adjusted EBITDA	18,582	11,731	up	58.4%		12,794	up	45.2%
Adjusted Net Income	17,268	5,147	up	235.5%		6,620	up	160.8%
Adjusted Earnings per Common Share—Diluted	0.40	0.14	up	185.7%		0.17	up	135.3%

	In thousands of US dollars, except share data
	GAAP
	2020	2019	Y/Y Change
Revenues
Standard Products Business
Display Solutions	299,057	308,531	down	3.1%
Power Solutions	166,462	176,316	down	5.6%
Transitional Fab 3 foundry services(1)	41,540	35,824	up	16.0%
Gross Profit Margin	25.3%	22.4%	up	2.9	%pts
Operating Income	27,016	23,725	up	13.9%
Net Income (Loss) (2)	344,965	(21,826)	up	1680.5%
Basic Earnings (Loss) per Common Share	9.80	(0.64)	up	1631.3%
Diluted Earnings (Loss) per Common Share	7.54	(0.64)	up	1278.1%

	In thousands of US dollars, except share data
	Non-GAAP(3)
	2020	2019	Y/Y Change
Adjusted Operating Income	41,584	30,416	up	36.7%
Adjusted EBITDA	52,919	40,923	up	29.3%
Adjusted Net Income	28,260	8,954	up	215.6%
Adjusted Earnings per Common Share—Diluted	0.73	0.25	up	192.0%

(1)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, and for a period of up to three years, the Company will provide transitional foundry services to the buyer for foundry products manufactured in the Company’s fabrication facility located in Gumi (“Transitional Fab 3 Foundry Services”). Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products display solutions and power solutions businesses.

(2)

In Q4 2020, total net income of $66.6 million included one-time recognition of deferred tax benefits of $43.9 million. In Q3 2020, total net income of $273.0 million included income from discontinued operations, net of tax, of $264.5 million, primarily attributable to the recognition of $287.1 million as gain on sale of the Foundry Services Group business and Fab 4.

(3)

Non-GAAP financial measures are calculated based on the results from continuing operations. Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting Magnachip’s business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income from continuing operations or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Q1 2021 Financial Guidance

The COVID-19 global pandemic is not behind us and continues to reduce our forward visibility. Q1 is our seasonally low quarter, but the demand in most of our end markets remains very healthy. Currently, the industry is going through severe supply constraints. While we are leaving some demand unmet in Q1 due to supply constraints, we are working closely with our strategic customer and our foundry partners to address supply constraints, and we expect the supply situation to improve later in the quarter. While actual results may vary, Magnachip currently anticipates for Q1 2021:

•	Revenue to be in the range of $119 million to $124 million, including about $10 million of the Transitional Fab 3 Foundry Services.

•	Gross profit margin to be in the range of 25% to 27%.

Q4 2020 Earnings Conference Call

Magnachip will host a conference call at 5 p.m. Eastern Time on February 17, 2021. The conference call will be webcast live and also is available by dialing toll-free at 1-844-536-5472. International call-in participants can dial 1-614-999-9318. The conference ID number is 6298187. Participants are encouraged to initiate their calls at least 10 minutes in advance of the 5 p.m. Eastern Time start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com. A replay of the conference call will be available the same day and will run for 72 hours. The replay dial-in numbers are 1-404-537-3406 or toll-free at 1-855-859-2056. The access code is 6298187.

Safe Harbor for Forward-Looking Statements

Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about Magnachip’s future operating and financial performance, outlook and business plans, including first quarter 2021 revenue and gross profit margin expectations, and the impact of the COVID-19 pandemic, escalated trade tensions and supply constraints on Magnachip’s first quarter 2021 and future operating results. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the impact of changes in macroeconomic and/or general economic conditions, including those caused by or related to the COVID-19 outbreak, recessions, economic instability and the outbreak of disease; the impact of competitive products and pricing; timely design acceptance by our customers; timely introduction of new products and technologies; ability to ramp new products into volume production; industry wide shifts in supply and demand for semiconductor products; industry and/or company overcapacity; effective and cost efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses which can be eliminated; compliance with U.S. and international trade and export laws and regulations by us and our distributors; change or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, including the COVID-19 pandemic; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products, including uncertainties regarding the impacts of the COVID-19 pandemic that may result in factory closures, reduced workforces, scarcity of raw materials and goods produced in infected areas, as well as reduced consumer and business spending affecting demand for Magnachip’s products due to government and private sector mandatory business closures, travel restrictions or the like to prevent the spread of disease; and other risks detailed from time to time in Magnachip’s filings with the SEC, including our Form 10-K filed on February 21, 2020, our Form 10-Qs filed on May 11, 2020, August 7, 2020 and November 6, 2020 (including that the impact of the COVID-19 pandemic, trade tensions and supply constraints may also exacerbate the risks discussed therein) and subsequent registration statements, amendments or other reports that we may file from time to time with the Securities and Exchange Commission and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,200 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACTS:
In the United States: So-Yeon Jeong Head of Investor Relations Tel. +1-408-712-6151 Investor.relations@magnachip.com	In Korea: Chankeun Park Director of Public Relations Tel. +82-2-6903-5223 chankeun.park@magnachip.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data) (Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Revenues:
Net sales – standard products business	$129,566	$116,262	$113,304	$465,519	$484,847
Net sales – transitional Fab 3 foundry services	13,379	8,551	10,048	41,540	35,824
Total revenues	142,945	124,813	123,352	507,059	520,671
Cost of sales:
Cost of sales – standard products business	92,503	87,494	82,807	338,420	368,450
Cost of sales – transitional Fab 3 foundry services	11,981	8,731	10,048	40,322	35,824
Total cost of sales	104,484	96,225	92,855	378,742	404,274
Gross profit	38,461	28,588	30,497	128,317	116,397
Gross profit as a percentage of standard products business net sales	28.6%	24.7%	26.9%	27.3%	24.0%
Gross profit as a percentage of total revenues	26.9%	22.9%	24.7%	25.3%	22.4%
Operating expenses:
Selling, general and administrative expenses	12,576	12,888	13,778	49,974	47,595
Research and development expenses	11,604	12,477	10,975	45,698	45,024
Early termination and other charges	5,075	—	53	5,629	53
Total operating expenses	29,255	25,365	24,806	101,301	92,672
Operating income:	9,206	3,223	5,691	27,016	23,725
Interest expense	(1,625)	(5,485)	(5,542)	(18,147)	(22,157)
Foreign currency gain (loss), net	13,256	8,864	21,850	(382)	(22,316)
Loss on early extinguishment of borrowings, net	(766)	—	—	(766)	(42)
Other income, net	767	714	761	3,110	2,577
Income (loss) from continuing operations before income tax expense	20,838	7,316	22,760	10,831	(18,213)
Income tax expense (benefit)	(47,064)	(1,145)	(1,116)	(46,228)	2,200
Income (loss) from continuing operations	67,902	8,461	23,876	57,059	(20,413)
Income (loss) from discontinued operations, net of tax	(1,321)	264,501	(450)	287,906	(1,413)
Net income (loss)	$66,581	$272,962	$23,426	$344,965	$(21,826)
Basic earnings (loss) per common share—
Continuing operations	$1.91	$0.24	$0.69	$1.62	$(0.59)
Discontinued operations	(0.04)	7.50	(0.01)	8.18	(0.05)
Total	$1.87	$7.74	$0.68	$9.80	$(0.64)
Diluted earnings (loss) per common share—
Continuing operations	$1.47	$0.21	$0.55	$1.35	$(0.59)
Discontinued operations	(0.02)	5.68	(0.01)	6.19	(0.05)
Total	$1.45	$5.89	$0.54	$7.54	$(0.64)
Weighted average number of shares—
Basic	35,582,966	35,280,864	34,542,415	35,213,525	34,321,888
Diluted	47,062,903	46,581,788	46,078,768	46,503,586	34,321,888

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$279,940	$151,657
Accounts receivable, net	64,390	47,447
Inventories, net	39,039	41,404
Other receivables	4,338	10,200
Prepaid expenses	7,332	9,003
Hedge collateral	5,250	9,820
Other current assets	9,321	10,013
Current assets held for sale	—	99,821

Total current assets	409,610	379,365

Property, plant and equipment, net	96,383	73,068
Operating lease right-of-use assets	4,632	1,876
Intangible assets, net	2,727	2,769
Long-term prepaid expenses	4,058	5,757
Deferred income taxes	44,541	155
Other non-current assets	9,739	8,904
Non-current assets held for sale	—	123,434

Total assets	$571,690	$595,328

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$52,164	$40,376
Other accounts payable	2,531	6,410
Accrued expenses	16,241	44,799
Accrued income taxes	12,398	1,569
Operating lease liabilities	2,210	1,625
Current portion of long-term borrowings, net	83,479	—
Other current liabilities	4,595	2,014
Current liabilities held for sale	—	37,040

Total current liabilities	173,618	133,833

Long-term borrowings, net	—	304,743
Accrued severance benefits, net	40,462	51,181
Non-current operating lease liabilities	2,422	251
Other non-current liabilities	9,588	9,420
Non-current liabilities held for sale	—	110,881

Total liabilities	226,090	610,309

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 44,943,854 shares issued and 35,783,347 outstanding at December 31, 2020 and 43,851,991 shares issued and 34,800,312 outstanding at December 31, 2019	450	439
Additional paid-in capital	163,010	152,404
Retained earnings (deficit)	286,834	(58,131)
Treasury stock, 9,160,507 shares at December 31, 2020 and 9,051,679 shares at December 31, 2019, respectively	(108,397)	(107,033)
Accumulated other comprehensive income (loss)	3,703	(2,660)

Total stockholders’ equity (deficit)	345,600	(14,981)

Total liabilities and stockholders’ equity	$571,690	$595,328

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Year Ended
	December 31,	December 31,	December 31,
	2020	2020	2019
Cash flows from operating activities
Net income (loss)	$66,581	$344,965	$(21,826)
Adjustments to reconcile net income (loss) to net cash provided (used in) by operating activities
Depreciation and amortization	3,148	16,481	32,729
Provision for severance benefits	2,593	16,743	17,139
Amortization of debt issuance costs and original issue discount	396	2,220	2,299
Loss (gain) on foreign currency, net	(29,842)	(23,233)	24,692
Restructuring and other charges	3,502	3,502	3,598
Provision for inventory reserves	(384)	3,695	10,468
Stock-based compensation	1,945	6,699	6,952
Loss on early extinguishment of borrowings, net	766	766	42
Gain on sale of discontinued operations	—	(287,117)	—
Others, net	132	217	247
Changes in operating assets and liabilities
Accounts receivable, net	(2,685)	(19,268)	(19,824)
Unbilled accounts receivable, net	—	14,260	19,274
Inventories	(2,206)	(816)	(14,678)
Other receivables	843	6,954	(6,200)
Deferred income tax assets	(44,440)	(44,441)	35
Other current assets	4,418	13,561	11,984
Accounts payable	8,626	3,960	7,375
Other accounts payable	(3,966)	(12,000)	(8,518)
Accrued expenses	(30,747)	(28,756)	5,279
Accrued income taxes	(1,721)	10,825	267
Deferred revenue	(478)	2,174	(4,768)
Other current liabilities	688	279	(4,727)
Other non-current liabilities	653	3,521	(306)
Contributions to severance insurance deposit accounts	(11,885)	(11,921)	(2,262)
Payment of severance benefits	(6,188)	(12,076)	(9,288)
Others, net	(3,820)	(3,724)	514
Net cash provided by (used in) operating activities	(44,071)	7,470	50,497
Cash flows from investing activities
Proceeds from settlement of hedge collateral	5,733	13,762	13,583
Payment of hedge collateral	(998)	(8,839)	(17,833)
Proceeds from disposal of plant, property and equipment	59	65	202
Purchase of property, plant and equipment	(19,747)	(36,100)	(22,955)
Payment for intellectual property registration	(77)	(741)	(1,103)
Collection of guarantee deposits	133	1,024	549
Payment of guarantee deposits	(625)	(1,236)	(1,349)
Proceeds from sale of discontinued operations	—	350,553	—
Other, net	(26)	(6)	9
Net cash provided by (used in) investing activities	(15,548)	318,482	(28,897)
Cash flows from financing activities
Repurchase of long-term borrowings	(224,250)	(224,250)	(1,175)
Proceeds from exercise of stock options	1,228	3,918	2,860
Acquisition of treasury stock	(104)	(1,125)	(2,702)
Repayment of financing related to water treatment facility arrangement	(144)	(546)	(552)
Others	(113)	(278)	(233)
Net cash used in financing activities	(223,383)	(222,281)	(1,802)
Effect of exchange rates on cash and cash equivalents	20,831	24,612	(579)
Net increase (decrease) in cash and cash equivalents	(262,171)	128,283	19,219
Cash and cash equivalents
Beginning of the period	542,111	151,657	132,438
End of the period	$279,940	$279,940	$151,657

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING INCOME

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Operating income	$9,206	$3,223	$5,691	$27,016	$23,725
Adjustments:
Equity-based compensation expense	1,945	2,101	4,392	6,311	6,053
Early termination and other charges	5,075	—	53	5,629	53
Inventory reserve related to Huawei impact of downstream trade restrictions	(871)	2,331	—	1,460	—
Expenses related to Fab 3 power outage	—	1,168	—	1,168	—
Others	—	—	—	—	585
Adjusted operating income	$15,355	$8,823	$10,136	$41,584	$30,416

We present Adjusted Operating Income as supplemental measures of our performance. We define Adjusted Operating Income for the periods indicated as operating income adjusted to exclude (i) Equity-based compensation expense, (ii) Early termination and other charges, (iii) Inventory reserve related to Huawei impact of downstream trade restrictions, (iv) Expenses related to Fab 3 power outage and (v) Others. For the year ended December 31, 2020, Early termination and other charges eliminate $5,629 thousand, of which $4,422 thousand related to the reduction of workforce under a voluntary resignation program and non-recurring professional service fees and expenses incurred in connection with certain treasury and finance initiatives. During the same period, inventory reserve related to Huawei eliminates a net charge of $1,460 thousand that we recorded in relation to the U.S. Government’s export restrictions on Huawei, and expenses related to Fab 3 power outage eliminate $1,168 thousand related to the write-off of the damaged work in process wafers and charges for facility recovery. For the year ended December 31, 2019, others eliminates a $585 thousand legal settlement charge related to dispute with a prior customer and a legal expense related to the indemnification of a former employee, which was borne by us under a negotiated separation agreement during the three months ended March 31, 2019.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31.
	2020	2020	2019	2020	2019
Income (loss) from continuing operations	$67,902	$8,461	$23,876	$57,059	$(20,413)
Adjustments:
Interest expense, net	863	4,875	4,675	15,404	19,451
Income tax expense (benefit)	(47,064)	(1,145)	(1,116)	(46,228)	2,200
Depreciation and amortization	3,148	2,854	2,615	11,116	10,318
EBITDA	24,849	15,045	30,050	37,351	11,556
Equity-based compensation expense	1,945	2,101	4,392	6,311	6,053
Early termination and other charges	5,075	—	53	5,629	53
Foreign currency loss (gain), net	(13,256)	(8,864)	(21,850)	382	22,316
Derivative valuation loss (gain), net	74	(50)	149	(148)	318
Loss on early extinguishment of borrowings, net	766	—	—	766	42
Inventory reserve related to Huawei impact of downstream trade restrictions	(871)	2,331	—	1,460	—
Expenses related to Fab 3 power outage	—	1,168	—	1,168	—
Others	—	—	—	—	585
Adjusted EBITDA	18,582	11,731	12,794	52,919	40,923
Income (loss) from continuing operations	$67,902	$8,461	$23,876	$57,059	$(20,413)
Adjustments:
Equity-based compensation expense	1,945	2,101	4,392	6,311	6,053
Early termination and other charges	5,075	—	53	5,629	53
Foreign currency loss (gain), net	(13,256)	(8,864)	(21,850)	382	22,316
Derivative valuation loss (gain), net	74	(50)	149	(148)	318
Loss on early extinguishment of borrowings, net	766	—	—	766	42
Inventory reserve related to Huawei impact of downstream trade restrictions	(871)	2,331	—	1,460	—
Expenses related to Fab 3 power outage	—	1,168	—	1,168	—
GAAP and cash tax expense difference	(43,874)	—	—	(43,874)	—
Others	—	—	—	—	585
Income tax effect on non-GAAP adjustments	(493)	—	—	(493)	—
Adjusted Net Income	$17,268	$5,147	$6,620	$28,260	$8,954
Adjusted Net Income per common share—
- Basic	$0.49	$0.15	$0.19	$0.80	$0.26
- Diluted	$0.40	$0.14	$0.17	$0.73	$0.25
Weighted average number of shares – basic	35,582,966	35,280,864	34,542,415	35,213,525	34,321,888
Weighted average number of shares – diluted	47,062,903	46,581,788	46,078,768	46,503,586	35,405,077

We present Adjusted EBITDA and Adjusted Net Income as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Early termination and other charges, (iii) Foreign currency loss (gain), net, (iv) Derivative valuation loss (gain), net, (v) Loss on early extinguishment of borrowings, net, (vi) Inventory reserve related to Huawei impact of downstream trade restrictions, (vii) Expenses related to Fab 3 power outage and (viii) Others. For the year ended December 31, 2020, Early termination and other charges eliminate $5,629 thousand, of which $4,422 thousand related to the reduction of workforce under a voluntary resignation program and non-recurring professional service fees and expenses incurred in connection with certain treasury and finance initiatives. During the same period, inventory reserve related to Huawei eliminates a net charge of $1,460 thousand that we recorded in relation to the U.S. Government’s export restrictions on Huawei, and expenses related to Fab 3 power outage eliminate $1,168 thousand related to the write-off of the damaged work in process wafers and charges for facility recovery. For the year ended December 31, 2019, others eliminates a $585 thousand legal settlement charge related to dispute with a prior customer and a legal expense related to the indemnification of a former employee, which was borne by us under a negotiated separation agreement during the three months ended March 31, 2019.

EBITDA for the periods indicated is defined as Income (loss) from continuing operations before interest expense, net, income tax expense (benefit) and depreciation and amortization. We prepare Adjusted Net Income by adjusting income (loss) from continuing operations to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income for the periods as income (loss) from continuing operations, adjusted to exclude (i) Equity-based compensation expense, (ii) Early termination and other charges, (iii) Foreign currency loss (gain), net, (iv) Derivative valuation loss (gain), net, (v) Loss on early extinguishment of borrowings, net, (vi) Inventory reserve related to Huawei impact of downstream trade restrictions, (vii) Expenses related to Fab 3 power outage, (viii) GAAP and cash tax expense difference, (ix) Others and (x) Income tax effect on non-GAAP adjustments. For the year ended December 31, 2020, Early termination and other charges eliminate $5,629 thousand, of which $4,422 thousand related to the reduction of workforce under a voluntary resignation program and non-recurring professional service fees and expenses incurred in connection with certain treasury and finance initiatives. During the same period, inventory reserve related to Huawei eliminates a net charge of $1,460 thousand that we recorded in relation to the U.S. Government’s export restrictions on Huawei, and expenses related to Fab 3 power outage eliminate $1,168 thousand related to the write-off of the damaged work in process wafers and charges for facility recovery. For the year ended December 31, 2019, others eliminates a $585 thousand legal settlement charge related to dispute with a prior customer and a legal expense related to the indemnification of a former employee, which was borne by us under a negotiated separation agreement during the three months ended March 31, 2019.